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CONFORMED COPY                                         EXHIBIT 99



UNITED STATES DISTRICT COURT                 (U.S. DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK                        FILED
- - ---------------------------------------X          MAY 3, 1994
                                       :          S.D. OF N.Y.)
VIACOM INTERNATIONAL INC.,
                                       :
                          Plaintiff,         STIPULATION AND ORDER
                                       :     OF DISMISSAL
          -against-
                                       :
TELE-COMMUNICATIONS, INC.                    93 Civ. 6658 (LAP)
LIBERTY MEDIA CORPORATION, SATELLITE   :
SERVICES, INC., ENCORE MEDIA CORP.,
NETLINK USA, COMCAST CORPORATION, and  :
QVC NETWORK, INC.,
                                       :
                         Defendants.

- - ---------------------------------------X

          IT IS HEREBY STIPULATED AND AGREED by the undersigned

counsel that pursuant to Rule 41(a)(1) of the Federal Rules of

Civil Procedure, all claims in the above-entitled action as-

serted by plaintiff Viacom International Inc. against defendant

QVC Network, Inc. are hereby dismissed without prejudice and without costs to any party.


Dated:  New York, New York
        April 21, 1994


                              SHEARMAN & STERLING

                              By:  /s/ Jeremy G. Epstein
                                   ----------------------------------
                                   Jeremy G. Epstein (JE 1606)

                                   153 East 53rd Street
                                   New York, New York 10022
                                   (212) 848-4000

                                   Attorneys for Plaintiff
(MICROFILM)                         Viacom International Inc.
MAY 03 1994
  3 00 PM)
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                              WACHTELL, LIPTON, ROSEN & KATZ

                              By:  /s/ Bertram M. Kantor
                                   ----------------------------------
                                   Bertram M. Kantor (BK 2465)

                                   51 West 52nd Street
                                   New York, New York 10019
                                   (212) 403-1000

                                   Attorneys for Defendant
                                    QVC Network, Inc.



                              BAKER & BOTTS, L.L.P.

                              By:  /s/ James E. Maloney
                                   ----------------------------------
                                   James E. Maloney (JM 5974)

                                   910 Louisiana
                                   Houston, TX  77002
                                   (713) 229-1234

                                   Attorneys for Defendants
                                    Tele-Communications, Inc.
                                    Satellite Services, Inc.
                                    Netlink USA, Liberty Media
                                    Corporation and Encore
                                    Media Corporation


SO ORDERED:    4/28/94

/s/ Loretta A. Preska
- - ---------------------------------
Loretta A. Preska
United States District Judge






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